EXHIBIT 99.1

                                           COMPANY CONTACT:
                                           BILL WILLETT
                                           PROGRAMMER'S PARADISE(R), INC.
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                           (732)-389-8950
                                           bill.willett@programmers.com

             PROGRAMMER'S PARADISE, INC. REPORTS 2005 FIRST QUARTER
                                FINANCIAL RESULTS

                        FIRST QUARTER SALES INCREASE 46%

SHREWSBURY, NJ, APRIL 28, 2005 - Programmer's Paradise, Inc. (NASDAQ: PROG) today reported financial results for the first quarter ended March 31, 2005. The results will be discussed in a conference call to be held on Friday, April 29, 2005 at 10:00 AM Eastern time. The dial-in telephone number is (888) 311-9053 and the pass code is 548758.

Net sales for the quarter ending March 31, 2005 were $30.2 million compared with $20.7 million in the first quarter of 2004, a 46% increase. "This solid performance is a result of the ongoing expansion of our account executive team and increased productivity," said William H. Willett, Chairman and Chief Executive Officer. "We plan to further invest in our sales team in an effort to continue to grow our market share."

First quarter income from operations in 2005 was $444,000, an increase of 17% as compared to the first quarter of 2004.

At the start of the second quarter of 2005, we launched a satellite sales center in Long Island, New York. Our expectation is that this new office will have a positive impact on our growth.

Programmer's Paradise, Inc. (NASDAQ: PROG) was founded in 1982 and is an award-winning marketer of technical software and hardware. When it comes to software, Programmer's Paradise has it all. Programmer's Paradise is one of the most recognizable and memorable brands in developer marketing. Our experienced account executives are key in our strategy. We offer our customers customized extranets, consultancy services, and flexible financing, as well as same day shipping.

Additional information can be found by visiting www.programmersparadise.com.

Contact Programmer's Paradise, Inc. via Bill Willett, CEO of Programmer's Paradise, Inc. at (732) 389-8950 or bill.willett@programmers.com.

The statements in this release concerning the Company's future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the continued acceptance of the Company's distribution channel by vendors and customers, the timely availability and acceptance of new products, and contribution of key vendor relationships and support programs. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

                                - Tables Follow -

                  PROGRAMMER'S PARADISE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                      March 31,     December 31,
                                                                        2005            2004
                                                                    ------------    ------------
                                                                    (Unaudited)
ASSETS
Current assets
  Cash and cash equivalents                                         $      5,107    $      4,888
  Marketable Securities                                                    6,820           6,595
  Accounts receivable, net                                                14,196          14,173
  Inventory - finished goods                                               1,283           1,423
  Prepaid expenses and other current assets                                  590             673
  Deferred income taxes, current                                           1,365           1,423
                                                                    ------------    ------------
Total current assets                                                      29,361          29,175

Equipment and leasehold improvements, net                                    497             303
Other assets                                                                 639             581
Deferred income taxes, net of current                                      2,913           2,855
                                                                    ------------    ------------
Total assets                                                        $     33,410    $     32,914
                                                                    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses                             $     16,021    $     15,994
  Dividend payable                                                           474             425
                                                                    ------------    ------------
Total current liabilities                                                 16,495          16,419

Commitments and contingencies

Stockholders' equity
  Common stock, $.01 par value; authorized, 10,000,000 shares;
   issued 5,284,500 shares                                                    53              53
  Additional paid-in capital                                              32,426          32,642
  Treasury stock, at cost, 1,331,465 shares and 1,418,090 shares,
   respectively                                                           (3,784)         (4,130)
  Accumulated deficit                                                    (11,923)        (12,223)
  Accumulated other comprehensive income                                     143             153
                                                                    ------------    ------------
Total stockholders' equity                                                16,915          16,495
                                                                    ------------    ------------
Total liabilities and stockholders' equity                          $     33,410    $     32,914
                                                                    ============    ============

                  PROGRAMMER'S PARADISE, INC. AND SUBSIDIARIES
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                   (Unaudited)
                      (In thousands, except per share data)

                                                               March 31,
                                                     ----------------------------
                                                         2005            2004
                                                     ------------    ------------
Net sales                                            $     30,169    $     20,679
Cost of sales                                              26,740          18,078
                                                     ------------    ------------
Gross profit                                                3,429           2,601
Selling, general and administrative expenses                2,985           2,222
                                                     ------------    ------------
Income from operations                                        444             379
Interest income, net                                           67              39
Realized foreign exchange loss                                (11)            (21)
                                                     ------------    ------------
Income before income tax provision                            500             397
Provision for income taxes                                    200              35
                                                     ------------    ------------
Net income                                           $        300    $        362
                                                     ============    ============
Net income per common share - Basic                  $       0.08    $       0.10
                                                     ============    ============
Net income per common share - Diluted                $       0.07    $       0.09
                                                     ============    ============

Weighted average common shares outstanding-Basic            3,922           3,797
                                                     ============    ============
Weighted average common shares outstanding-Diluted          4,445           4,084
                                                     ============    ============

Reconciliation to comprehensive income:
Net Income                                           $        300    $        362
                                                     ------------    ------------
Other comprehensive income(loss), net of tax:
  Unrealized gain (loss) on marketable securities               -              10
  Foreign currency translation adjustments                    (10)            (38)
                                                     ------------    ------------
Total comprehensive income                           $        290    $        334
                                                     ============    ============